EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2002, with respect to the financial statements of Blizzard Genomics, Inc. for the year ended December 31, 2001 included in the Registration Statement on Form S-1 and the related Prospectus of CytRx Corporation for the registration of 8,630,000 shares of common stock.

/s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD

Minneapolis, Minnesota

November 3, 2004